Confirmation of Amendment
                                     of
                      Non-Negotiable Intercompany Note


     WHEREAS, Kaiser Aluminum Corporation ("KAC"), formerly known as KaiserTech Limited, executed a Non-Negotiable Intercompany Note (the "KT Note"), dated December 21, 1989, payable to the order of Kaiser Aluminum & Chemical Corporation ("KACC"); and

     WHEREAS, the KT Note has been endorsed, pledged and delivered to Mellon Bank, N.A., as collateral agent (the "Collateral Agent"), under that certain Company Pledge Agreement, dated as of December 21, 1989 (the "Company Pledge Agreement"); and

     WHEREAS, KAC and KACC agreed in July, 1993, that the KT Note should be amended, effective as of July 1, 1993, as hereinafter described; and

     WHEREAS, the Company Pledge Agreement contemplates that Pledged Notes (as therein defined, including the KT Note) may be amended, modified, or supplemented from time to time; and

     WHEREAS, the Ninth Amendment to Credit Agreement, dated as of May 19, 1993, among other things, amended Section 10.2.14 of the Credit Agreement, dated as of December 13, 1989, among KAC, KACC, the financial institutions that are parties thereto, Bank of America National Trust and Savings Association, as Agent, and Mellon Bank, as Collateral Agent, as amended (the "Credit Agreement"), in order to permit any amendment to the KT Note that extends the maturity thereof or reduces the interest rate thereon; and

     WHEREAS, Section 5.08(b)(vii) of the Indenture, dated as of February 1, 1993, as supplemented, among KACC, as Issuer, certain subsidiaries of KACC, as Subsidiary Guarantors, and The First National Bank of Boston, as Trustee (the "Indenture"), excludes from the provisions of Section 5.08(a) of the Indenture any amendment to the KT Note that extends the maturity thereof or reduces the interest rate thereon, or any other amendment thereto that does not materially adversely affect the holders of the Notes (as defined in the Indenture); and

     WHEREAS, this Confirmation of Amendment of Non-Negotiable Intercompany
Note is made in order to memorialize the agreement between KAC and KACC amending the KT Note, and to evidence the acknowledgment of the Collateral Agent of such amendment of the KT Note;

     NOW, THEREFORE, KAC and KACC confirm to each other and to the Collateral Agent that the KT Note has been amended, as of July 1, 1993, in the following respect only:

     1. Clause (i) of Section 1 of the KT Note is amended by deleting the words "thirteen percent (13%) per annum or", and by replacing such words with the following: "six and five-eights percent (6
5/8%) per annum or".

     IN WITNESS WHEREOF, KAC and KACC have executed this Confirmation of Amendment of Non-Negotiable Intercompany Note as of October 6, 1993.

                                        Kaiser Aluminum Corporation

                                        By       /S/ John T. La Duc
                                          -----------------------------
                                        Title      Vice President

                                        Kaiser Aluminum & Chemical
                                             Corporation

                                        By      /S/ Kris S. Vasan
                                          -----------------------------
                                        Title        Treasurer

     Mellon Bank, N.A., as Collateral Agent under the Company Pledge Agreement, hereby acknowledges that the KT Note has been amended as hereinabove described.

                                        Mellon Bank, N.A.,
                                             as Collateral Agent


                                        By      [signature illegible]
                                          -----------------------------
                                        Title      Vice President